UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2016

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On February 08, 2016, Supernus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that following a seven-day bench trial, Judge Renee Marie Bumb of the United States District Court for the District of New Jersey ruled that Actavis Inc. and its subsidiaries infringed U.S. Patent Nos. 7,722,898, and 7,910,131 by submitting to the FDA an ANDA seeking permission to market a generic version of Oxtellar XR® before the expiration of the Company’s patents. Judge Bumb also ruled that U.S. Patent Nos. 7,722,898, 7,910,131, and 8,617,600 are valid. The FDA’s Orange Book lists all three patents as expiring on April 13, 2027.

In addition to the above three patents that are subject to the Federal Court decision, Oxtellar XR is further protected by two other patents that are also listed in the Orange Book and that have an expiration that is no earlier than 2027. Finally, as of the date of the press release, the Company is not aware of any FDA approval for the Actavis ANDA. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated February 08, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: February 08, 2016	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated February 08, 2016.	Attached